Exhibit 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of ReAble Therapeutics Finance LLC (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on August 14, 2007 (the “Report”), I, William W. Burke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, that:

(i) This Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007

/s/ William W. Burke
William W. Burke
Executive Vice President and Chief Financial Officer